UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2024

MEGA MATRIX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-13387	94-3263974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

650-340-1888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	MPU	NYSE American Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

As previously disclosed, on November 15, 2023, Mega Matrix Corp. (the “Company”) entered into a non-binding letter of intent to acquire sixty percent (60%) of the voting capital stock of Yuder Pte, Ltd. (“Yuder”), a company that operates FlexTV, a streaming platform specializing in short dramas, in exchange for 1,500,000 shares of the Company’s common stock, par value $0.001.

On January 7, 2024, the Company entered into and closed a definitive Share Exchange Agreement (“Exchange Agreement”) with FunVerse Holding Limited (“FunVerse”), a company incorporated under the laws of the British Virgin Islands and the sole parent company of Yuder, and the shareholders of FunVerse (collectively, “Sellers”). Before the closing of the Exchange Agreement, the Sellers held 85,625,000 ordinary shares of FunVerse, $0.0001 par value per share, which represents all of the issued and outstanding shares of FunVerse. Under the Exchange Agreement, Sellers will exchange 51,375,000 of their FunVerse’s shares for 1,500,000 shares of common stock of the Company, par value $0.001 (“Common Stock”), as per terms and conditions set forth in the Exchange Agreement (the “Share Exchange”), free and clear of all liens (other than potential restrictions on resale under applicable securities laws), which the parties agreed is valued at $2,175,000, or $1.45 per share of Common Stock. Following the Share Exchange, the Company owned sixty percent (60%) of capital stock of FunVerse.

Each Seller has represented that it is either (i) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) not a “U.S. person” as that term is defined pursuant to Regulation S under the Securities Act. The 1,500,000 shares of Common Stock have not been registered under the Securities Act, and may not be offered or sold in the United States absent a registration statement or exemption from registration.

The Exchange Agreement contains customary representations, warranties and covenants of the parties, and the closing is subject to customary closing conditions.

Shareholders Agreement

In connection with the Share Exchange, the Company, FunVerse and Sellers entered into a Shareholders Agreement (“Shareholders Agreement”) on January 7, 2024. Pursuant to the Shareholders Agreement: (i) Key Holders are subject to transfer restrictions, where shares may not be transferred without specific permissions outlined in the Shareholders Agreement or without obtaining prior consent from FunVerse; (ii) FunVerse, and secondarily the Company, are granted a right of first refusal to purchase shares from any Key Holder intending to transfer, except in cases specifically allowed by the Shareholders Agreement; (iii) the Company is granted co-sale rights, enabling it to sell its shares alongside the Key Holder, conditional upon the execution or waiver of the right of first refusal described above; and (iv) the Company, as the holder of 60% of the outstanding shares of FunVerse, is entitled to appoint two (2) out of the three (3) directors to the board of directors of the FunVerse. Additionally, the Shareholders Agreement includes other standard rights and provisions, such as the right of first offer and market stand-off restrictions applicable to all shareholders.

The foregoing descriptions of the Exchange Agreement and Shareholders Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Exchange Agreement and Shareholders Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the share exchange transaction pursuant to the Exchange Agreement is incorporated herein by reference. The Company will issue the shares of Common Stock in reliance upon an exemption from the registration provisions of the Securities Act, pursuant to Section 4(a)(2) and Regulation S thereunder.

Item 7.01 Regulation FD Disclosure.

On January 8, 2024, the Company issued a press release announcing the Acquisition and the entry into the Exchange Agreement and Shareholders Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Exchange Agreement dated January 7, 2024
10.2	Shareholders Agreement dated January 7, 2024
99.1	Press release dated January 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mega Matrix Corp.
a Delaware corporation

	By:	/s/ Yucheng Hu
Yucheng Hu,
Chief Executive Officer

Dated: January 8, 2024

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